Exhibit 99.1

J.B. Hunt Transport Services, Inc	Contact:	David G. Mee
615 J.B. Hunt Corporate Drive		Executive Vice President,
Lowell, Arkansas 72745		Finance and Administration
(NASDAQ: JBHT)		and Chief Financial Officer
(479) 820-8363

FOR IMMEDIATE RELEASE

J. B. HUNT TRANSPORT SERVICES, INC. ANNOUNCES PAYMENT OF DIVIDEND

LOWELL, Arkansas – October 25, 2012 – J.B. Hunt Transport Services, Inc. (NASDAQ:JBHT) announced today that its Board of Directors has declared the regular quarterly dividend on its common stock of $.14 (fourteen cents) per common share, payable to stockholders of record on November 16, 2012.  The dividend will be paid on November 30, 2012.